SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Rural Cellular Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RURAL CELLULAR CORPORATION

3905 Dakota Street S.W.
Alexandria, Minnesota 56308

April 9, 2004

Dear Shareholder:

On behalf of the Board of Directors and management of Rural Cellular Corporation, it is my pleasure to invite you to the annual meeting of shareholders.

The annual meeting will be held on Tuesday, May 18, 2004, at the Holiday Inn of Alexandria, 5637 Hwy 29 South, Alexandria, Minnesota, at 10:00 a.m., Minnesota time. At the meeting, we will vote on the matters described in the attached proxy statement and notice of annual meeting of shareholders.

I urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. It is also important that you complete and sign the enclosed proxy. RCC is your company, and I strongly urge you to exercise your right to vote. Included with the Proxy Statement is Rural Cellular Corporation’s Annual Report for fiscal year 2003.

Please mark, sign and return your proxy(ies) promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also cast your vote electronically via the Internet by following the detailed instructions on the proxy card. Please return your proxy or cast your vote electronically even if you plan to attend the meeting.

On behalf of the Board of Directors and management, I thank you for your participation by voting and for your continued support of and interest in Rural Cellular Corporation.

We hope that you will be able to attend the meeting and look forward to seeing you there.

Sincerely,

/s/ Richard P. Ekstrand

Richard P. Ekstrand
President and Chief Executive Officer

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 18, 2004

Please take notice that the annual meeting of the shareholders of Rural Cellular Corporation, a Minnesota corporation, will be held at the Holiday Inn of Alexandria, 5637 Hwy 29 South, Alexandria, Minnesota, at 10:00 a.m., Minnesota time. At the meeting, holders of RCC’s common stock will consider and vote upon the following matters:

•	the election of two Class I directors, each for a three-year term expiring in 2007; and

•	the ratification of Deloitte & Touche LLP as our independent auditors.

In addition, the Class M preferred shareholders, voting separately as a group, will elect two directors, each for a term expiring in 2005.

The Board of Directors of RCC has fixed the close of business on March 22, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. The transfer books of RCC will not be closed.

You are urged to complete, date, sign, and return the accompanying proxy card in the enclosed, self-addressed envelope or to vote electronically via the Internet as described on the proxy card. In addition, please attend the annual meeting if you can do so.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ann K. Newhall

Ann K. Newhall
Secretary

Dated: April 9, 2004

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
May 18, 2004

SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by the board of directors of Rural Cellular Corporation in connection with the annual meeting of its shareholders, which will be held on May 18, 2004, and any adjournments thereof. Unless the context otherwise requires, all references to the “Company,” “we,” “us” and “RCC” refer to Rural Cellular Corporation and its subsidiaries.

Record Date

You may vote if you were a shareholder of record on March 22, 2004.

How To Vote

By signing and returning the enclosed proxy card or voting electronically via the Internet, you will be giving your proxy to our Board of Directors and authorizing them to vote your shares.

How Your Proxy Will be Voted

Your shares will be voted in accordance with your instructions. If you do not give any voting instructions, your proxy, subject to the following, will be voted FOR the election of the directors nominated by the Board and FOR the ratification of Deloitte & Touche LLP as our independent auditors.

How to Revoke Your Proxy

You have the power to revoke your grant of proxy at any time prior to the convening of the annual meeting. Revocation must be in writing, signed in exactly the same manner as the proxy, and dated. Revocations of proxy will be honored if received at our offices, addressed to Ann K. Newhall, Secretary, on or before May 17, 2004. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be present at the meeting. Revocation may also be effected by delivery of an executed, later dated proxy prior to the convening of the annual meeting. Unless revoked, all properly executed or electronically submitted proxies received in time will be voted.

Abstentions

     If you abstain from voting as to any matter, then your shares will be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

Broker Non-Votes

If a broker turns in a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Costs of Solicitation

We will pay for costs of soliciting proxies, including the costs of preparing and mailing the notice of annual meeting of shareholders and this proxy statement. Solicitation will be primarily by mailing this proxy statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by our officers or other employees, who will receive no special compensation for their services. We may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy material to, and obtaining proxies from, beneficial owners.

Copies of this proxy statement and proxies will first be mailed to shareholders on or about April 9, 2004.

VOTING RIGHTS

Only shareholders of record at the close of business on March 22, 2004 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. As of that date, there were issued and outstanding 11,772,644 shares of Class A Common Stock, 539,291 shares of Class B Common Stock, and 110,000 shares of Class M Convertible Preferred Stock. Each holder of record of Class A Common Stock is entitled to one vote for each share registered in his or her name as of the record date, and each holder of record of Class B Common Stock is entitled to ten votes for each share registered in his or her name as of the record date. In addition, the holders of the Class M Convertible Preferred Stock are permitted to vote with the holders of the common stock on an as-converted basis. As of March 22, 2004, these holders are entitled to a total of 2,075,472 votes at the annual meeting. No shareholder will have appraisal rights or similar dissenter’s rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of the voting power represented by the outstanding shares of the Class A and Class B Common Stock, in the aggregate, entitled to vote at the annual meeting will constitute a quorum for the transaction of business.

The following table shows certain information relating to outstanding shares and voting rights as of the record date:

	Shares	Votes
Class of Stock	outstanding	per share	Votes per class
Class A Common Stock	11,772,644	1	11,772,644
Class B Common Stock	539,291	10	5,392,910
Class M Convertible Preferred Stock	2,075,472 (1)	1	2,075,472

Total	14,387,407		19,241,026

(1) Reflects voting rights on an as-converted basis

BOARD RECOMMENDATIONS

Our board of directors recommends that you vote FOR the election of directors nominated by the Board and FOR the ratification of Deloitte & Touche LLP as independent auditors.

Directors are elected by plurality of the votes cast, in person or by proxy, at the annual meeting, which means that the two nominees for Class I directors receiving the highest number of votes will be elected. Because there are only two Class I nominees, each will be elected if he receives any number of votes. If you do not wish to have your shares voted for a particular nominee, you may withhold authority as indicated on the proxy card. For all other matters, approval requires the affirmative vote by holders of at least a majority of the voting power of the shares voting on such matter.

OWNERSHIP OF VOTING SECURITIES

The following table sets forth information provided to us by the holders, or contained in our stock ownership records, regarding beneficial ownership of our common stock as of March 22, 2004 (except as otherwise noted) by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our outstanding common stock;

•	each Named Executive Officer (as defined in the rules of the Securities and Exchange Commission);

•	each director and nominee as a director; and

•	all directors and executive officers as a group.

Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. A “currently exercisable” option is an option exercisable as of, or becoming exercisable within 60 days following, the record date.

	Class A		Class B		Percentage of
Name and address	Number	Percentage	Number	Percentage	combined
of beneficial owner	of shares	of class	of shares	of class	voting power
Kevin Douglas (1) 1101 Fifth Avenue, Suite 360 San Rafael, California 94901	1,619,000	13.8%	—	—	8.4%
Madison Dearborn Partners (2) Three First Plaza, Suite 330 Chicago, IL 60602	1,058,736	8.3	—	—	5.5
Knickerbocker Partners LLC (3) 237 Park Avenue, Suite 801 New York, NY 10017	1,029,000	8.7	—	—	5.3
Gabelli Asset Management Inc. (4) One Corporate Center Rye, NY 10580	919,750	7.8	—	—	4.8
Boston Ventures Management, Inc. (5) One Federal Street 23rd Floor Boston, MA 02110	716,824	5.7	—	—	3.7
Wellington Management Company, LLP (6) 75 State St. Boston, MA 02109	654,550	5.6	—	—	3.4
Telephone & Data Systems, Inc. (7) 30 North LaSalle Street Chicago, IL 60602	586,799	5.0	132,597	20.6%	9.4
Arvig Enterprises, Inc. (8) 160 2nd Ave. S.W. Perham, MN 56573	122,055	1.0	121,664	22.6	7.0
Consolidated Telephone Company 1102 Madison Street Brainerd, MN 56401	72,907	*	86,189	16.0	4.9

	Class A		Class B		Percentage of
Name and address	Number	Percentage	Number	Percentage	combined
of beneficial owner	of shares	of class	of shares	of class	voting power
Paul Bunyan Rural Telephone Cooperative 1831 Anne Street NW Bemidji, MN 56601	—	—	85,332	15.8%	4.4%
Garden Valley Telephone Co 201 Ross Avenue Erskine, MN 56535	85,418	*	45,035	8.4	2.8
Communication Alternatives, Inc 2220 125th Street NW Rice, MN 56367	16,000	*	46,376	8.6	2.5
North Holdings, Inc P.O. Box 211 Lowry, MN 56349	97,276	*	32,708	6.1	2.2
Rothsay Telephone Co 137 1st Street NW Rothsay, MN 56579	—	—	28,607	5.3	1.5
Richard P. Ekstrand (9)	467,630	3.9%	32,708	6.1	4.1
Paul J. Finnegan (10)	1,058,736	8.3	—	—	5.5
John Hunt (11)	716,824	5.7	—	—	3.7
Ann K. Newhall (12)	203,047	1.7	—	—	1.0
Marvin C. Nicolai (13)	34,900	*	—	—	*
George M. Revering (14)	125,350	1.1	—	—	*
Wesley E. Schultz (15)	264,660	2.2	—	—	1.4
Don C. Swenson (16)	71,564	*	—	—	*
George W. Wikstrom (17)	62,223	*	—	—	*
David J. Del Zoppo (18)	43,844	*	—	—	*
All directors and executive officers as a group (10 persons) (19)	3,048,778	21.2	32,708	6.1	16.8

*	Denotes less than 1%.

(1)	Based on Schedule 13G/A dated February 13, 2004, filed jointly on behalf of Kevin Douglas, the Douglas Family Trust, the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, the Estate of Cynthia Douglas, and James E. Douglas III.

(2)	Based on Schedule 13D dated April 13, 2000 (the “April 2000 13D”) filed jointly by Boston Ventures Company V, L.L.C., Boston Ventures Limited Partnership V, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Partners III, L.P., Madison Dearborn Partners, LLC, Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, The Toronto-Dominion Bank, Toronto Dominion Holdings (U.S.A.), Inc. and Toronto Dominion Investments, Inc. Reflects 1,037,736 shares of Class A common stock into which 55,000 shares of Class M convertible preferred stock held by certain affiliates of Madison Dearborn Partners, LLC may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 21,000 shares of Class A common stock that may be issued upon exercise of currently exercisable options.

(3)	Based on Schedule 13G/A dated February 13, 2004, filed jointly by Marc Buchheit and Knickerbocker Partners LLC.

(4)	Based on Schedule 13D/A dated December 10, 2003, filed jointly by GAMCO Investors, Inc., Gabelli Funds, LLC, MJG Associates, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., and Mario J. Gabelli.

(5)	Based on the April 2000 13D. Reflects 691,824 shares of Class A common stock into which 36,667 shares of Class M convertible preferred stock owned by Boston Ventures Limited Partnership V may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 21,000 shares of Class A common stock that may be issued upon exercise of currently exercisable options.

(6)	Based on Schedule 13G dated February 12, 2004, filed by Wellington Management Company, LLP, which in its capacity as an investment adviser may be deemed to hold beneficially shares held of record by its clients.

(7)	Based on Schedule 13G/A dated January 22, 2002, filed jointly by Arvig Telcom, Inc., Arvig Cellular, Inc., Arvig Telephone Company, Mid-State Telephone Company, Minnesota Invco of RSA #5, Inc., United States Cellular Corporation, United States Cellular Investment Company, and TDS Telecommunications Corporation. Includes 43,000 shares of Class A common stock and 105,940 shares of Class B common stock into which shares of Series A and Series B Class T convertible preferred stock, respectively, may be converted at any time that the ownership by Telephone & Data Systems, Inc., or its affiliates, of such shares will not violate the cross-ownership rules of the FCC.

(8)	Not included are 90,475 shares of Class A Common Stock owned beneficially by members of the Arvig family, who may be deemed to be controlling shareholders of Arvig Enterprises, Inc. and who serve on its board of directors. Arvig Enterprises, Inc. disclaims beneficial ownership of such shares.

(9)	Includes 97,276 shares of Class A common stock and 32,708 shares of Class B common stock owned by North Holdings, Inc., of which Mr. Ekstrand is the sole shareholder and president, and 500 shares of Class A common stock held by or on behalf of one of Mr. Ekstrand’s children. Also includes 301,743 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(10)	Reflects 1,037,736 shares of Class A common stock into which 55,000 shares of Class M convertible preferred stock held by certain affiliates of Madison Dearborn Partners, LLC may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 21,000 shares of Class A common stock that may be issued upon exercise of currently exercisable options. Paul J. Finnegan is a Managing Director of Madison Dearborn Partners, Inc., an affiliate of Madison Dearborn Partners, LLC.

(11)	Reflects 691,824 shares of Class A common stock into which 36,667 shares of Class M convertible preferred stock held by Boston Ventures Limited Partnership V may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 21,000 shares of Class A common stock that may be issued upon exercise of currently exercisable options. John Hunt is a general partner of Boston Ventures Management, Inc., an affiliate of Boston Ventures Limited Partnership V.

(12)	Includes 173,485 shares of Class A common stock that may be purchased upon exercise of currently exercisable options. Also includes 5,000 shares of Class A common stock held by Ms. Newhall’s spouse and 1,000 shares of Class A common stock held in an IRA account.

(13)	Includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options and 3,400 shares held as cotrustee of a revocable trust in the name of Mr. Nicolai’s spouse.

(14)	Includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(15)	Includes 219,985 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(16)	Includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(17)	Includes 30,723 shares of Class A common stock owned by Wikstrom Telephone Company, Inc., of which Mr. Wikstrom is a shareholder and Vice President. Mr. Wikstrom disclaims beneficial ownership of these shares. Also includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(18)	Includes 38,614 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(19)	Includes 1,729,560 shares of Class A common stock into which 91,667 shares of Class M convertible preferred stock may be converted and 901,827 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

ITEM NO. 1

ELECTION OF DIRECTORS

Rural Cellular’s Articles of Incorporation provide that directors are divided into three classes, with each class serving a three-year term and approximately one-third of the Board of Directors to be elected each year. The two directors in Class I whose terms are expiring, Marvin C. Nicolai and Wesley E. Schultz, have been nominated by the Board of Directors for reelection.

Paul J. Finnegan and John Hunt were elected to serve as directors for a term expiring at the 2004 annual meeting by the holders of the Class M convertible preferred stock, who have the right, voting separately as a class, to elect two directors. Accordingly, concurrently with the annual meeting, the Class M holders are expected to reelect Messrs. Finnegan and Hunt to the Board of Directors. In accordance with our Articles of Incorporation and Bylaws, these individuals will not be designated to serve in any of the three classes, but will be elected as provided for under the terms of the issuance of the Class M convertible preferred stock.

The holders of the Common Stock are being asked to vote for Marvin C. Nicolai and Wesley E. Schultz, as Class I directors, to terms expiring in 2007. In each case, the individual will be elected to hold office until the expiration of the term and until a successor has been elected and qualified or until his death, resignation, or removal, if earlier.

Election of directors is determined by a plurality vote of the combined voting power of all shares of Common Stock present in person or by proxy and voting at the Annual Meeting. If any nominee is not a candidate for election at the meeting, the Proxies may vote for such other person as they, in their discretion, may determine.

Our Board of Directors recommends that the above nominees be elected. Unless instructed not to vote for the election of the nominees, the Proxies will vote to elect the nominees above named.

Certain information regarding the nominees and the continuing directors of RCC is set forth below:

Nominees for Election as Class I Directors (terms expiring in 2007)

Marvin C. Nicolai, 62, has been a director since 1995. Mr. Nicolai served from 1995 until his retirement in 2001 as General Manager of Consolidated Telephone Company, a local exchange telephone company and one of our shareholders, and Northland Communications Corporation, a wholly-owned subsidiary of Consolidated. Mr. Nicolai is a director of Cellular 2000, Inc.

Wesley E. Schultz, 47, has served as Executive Vice President and Chief Financial Officer since 2000 and as a director since 1999. He joined us in 1996 as Vice President of Finance and Chief Financial Officer. In 1999, he was appointed Senior Vice President and Chief Financial Officer and Assistant Secretary. Mr. Schultz is a certified public accountant and served for three years as an auditor with Deloitte and Touche LLP.

Continuing Class II Directors (terms expiring in 2005)

Ann K. Newhall, 53, has served as Executive Vice President, Chief Operating Officer, and Secretary since 2000 and as a director since 1999. She joined us as Senior Vice President and General Counsel in 1999. Prior to joining us, Ms. Newhall was a shareholder attorney with Moss & Barnett, A Professional Association, most recently serving as President and a director of the firm. Ms. Newhall received her J.D. from the University of Minnesota Law School in 1977. In August 2003, she was elected to serve on the board of directors of Alliant Energy Corporation, a gas and electric utility.

George M. Revering, 62, has been a director since 1990. Mr. Revering is currently retired and had served as president and general manager of Midwest Information Systems Inc. from 1976 until 2001. Mr. Revering is also a director of Cellular 2000, Inc.

Don C. Swenson, 62, has been a director since 1990 and served as Secretary from 1995 until 2000. Mr. Swenson served as Director of Operations of Arvig Communications Systems, Inc. from 1981 until his retirement in 2001. Mr. Swenson also serves as a director of Arvig Enterprises, Inc. and Cellular 2000, Inc. Arvig Enterprises, Inc. is one of our shareholders. Mr. Swenson has been a member of the board of directors of United Community Bank, Perham, Minnesota, since 1993.

Continuing Class III Directors (terms expiring in 2006)

Richard P. Ekstrand, 54, has served as our President, Chief Executive Officer, and a director since 1990. He currently serves on the board of directors and executive committee of the Cellular Telecommunications Internet Association (CTIA) and the Wireless Foundation. Mr. Ekstrand previously served as Chairman of the Board of Directors of both CTIA and the Wireless Foundation. He also was a founding director of the Rural Cellular Association and served as a director until 2000. In addition, he is past President of the Minnesota Telephone Association, the Association of Minnesota Telephone Utilities, and the Minnesota Telecommunications Association. Mr. Ekstrand is the sole shareholder, president, and a director of North Holdings, Inc. (formerly Lowry Telephone Co., Inc.), which is a shareholder of Rural Cellular. From 1980 through 2000, Mr. Ekstrand had served as vice president and a director of Lowry Telephone Co., Inc. North Holdings, Inc. is a member of Lowry Telephone Company, LLC, of which Mr. Ekstrand is the treasurer and a member of the board of governors. In January 2004, he was elected to serve on the board of directors of the Minnesota Zoo Foundation.

George W. Wikstrom, 66, has been a director since 1990 and was Vice President from 1991 until 2000. Mr. Wikstrom has been Vice President of Wikstrom Telephone Company, Incorporated, a local exchange telephone company and a shareholder of Rural Cellular, for more than ten years. He also serves as President and a director of Cellular 2000, Inc. Mr. Wikstrom has been the Commissioner of the Northwest Regional Development Commission since 1979 and has served as a director of the Minnesota Association of Rural Telecommunications.

Nominees for Election by Class M Shareholders

Paul J. Finnegan, 51, is a Managing Director of Madison Dearborn Partners, Inc. where he concentrates on investments in the communications industry. Mr. Finnegan has been with Madison Dearborn Partners since he co-founded the company in 1993. Prior to that time, Mr. Finnegan worked at First Chicago Venture Capital for ten years. Mr. Finnegan serves on the boards of directors of Allegiance Telecom, Inc. and Focal Communications, Inc. He also serves on the Board of Trustees of The Skyline Fund, a small cap mutual fund. Mr. Finnegan received his B.A. from Harvard College and his M.B.A. from the Harvard Graduate School of Business Administration. Mr. Finnegan was elected to the board of directors by the holders of our Class M convertible preferred stock and has served as a director since 2000.

John Hunt, 38, is a General Partner of Boston Ventures Management, Inc. He joined Boston Ventures in 1990 as an Associate, became a managing director in 2000, and was named to his current position in 2003. Prior to joining Boston Ventures, Mr. Hunt was an investment analyst at Bear, Stearns & Co., Inc. Mr. Hunt also serves on the board of directors of Integra Telecom, Vista III Media, and Sports Trend Info. Mr. Hunt received a bachelor’s degree in finance from the University of Massachusetts at Amherst in 1988. Mr. Hunt was elected to the board of directors by the holders of our Class M convertible preferred stock and has served as a director since 2000.

Meetings of the Board of Directors

During fiscal 2003, the Board of Directors held five regular and ten special meetings. All directors attended at least 85% of the meetings of the Board and the committees on which they served.

Directors are expected to attend board meetings, board committee meetings, and annual shareholder meetings. Seven of the Company’s nine directors attended the 2003 Annual Meeting of Shareholders.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee. Don Swenson (Chair), John Hunt, Marvin C. Nicolai, and George M. Revering currently serve on the Audit Committee. The Audit Committee’s duties include examination of matters relating to the financial affairs of RCC, including reviewing our annual financial statements, the scope of the independent annual audit, and the independent accountant’s letter to management concerning the effectiveness of our internal financial and accounting controls. In addition, the Audit Committee serves as a “qualified legal compliance committee.” The Audit Committee held four meetings during 2003. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix I. All members of the Audit Committee are independent as defined in rules of The Nasdaq Stock Market.

Compensation Committee. Paul J. Finnegan (Chair), Marvin C. Nicolai, and George W. Wikstrom currently serve on the Compensation Committee. The Compensation Committee’s duties include consideration of and recommendations to our Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies. The Compensation Committee held three meetings during 2003.

Nominating Committee. The nominating committee was appointed in February 2004 and will consider candidates for election at the 2005 meeting of the shareholders. The current members of the nominating committee are Paul J. Finnegan, John Hunt, Marvin C. Nicolai, George M. Revering, Don C. Swenson, and George W. Wikstrom, all of whom have been determined by the board to be independent as defined in the Nasdaq rules. The nominating committee operates under a written charter adopted by the board of directors. A copy of the nominating committee charter is located on our website at www.rccwireless.com/corporate/ir (click on “Company Overview”).

The purpose of the nominating committee is to identify individuals qualified to be nominees to the board. Qualifications and attributes that the nominating committee believes are important in a director may include the following:

•	personal and professional integrity,

•	the ability to apply good business judgment,

•	the ability to understand and exercise his or her duties of loyalty and care,

•	willingness to devote the required time to the Company’s affairs, including attendance at board, committee, and shareholder meetings,

•	broad training and experience at policy-making levels in business,

•	financial acumen, and

•	experience in telecom or similar businesses.

In considering director candidates, the nominating committee will consider an appropriate balance of experience, skills, and background and assure that at least a majority of the directors are independent. Other important factors in assessing qualifications of director nominees are the candidates’ other commitments, such as employment and other board positions, and whether the candidate would qualify under the Company’s guidelines for membership on the audit committee, the compensation committee, or the nominating committee. In considering whether current directors should be nominated for reelection, the nominating committee will consider the above criteria as well as the individual’s past performance as a Company director. Members of the nominating committee who are being considered for reelection will not participate in any deliberations regarding their candidacy.

In the event that there are vacancies on our board, or vacancies are anticipated, the nominating committee will consider various candidates for director positions. Candidates may come to the attention of the nominating committee through current board members, shareholders, management, or, when appropriate, retained search firms. Although the Company has not paid any third party a fee to assist in the identification or evaluation of director candidates, the nominating committee has the authority to retain search firms or other qualified advisers for this purpose in the future, at the Company’s expense. After a preliminary assessment of each director candidate based upon his or her resume and other biographical information, his or her willingness to serve, and other background information, promising candidates will be invited to participate in interviews with some or all of the members of the nominating committee. At the conclusion of this process, the nominating committee will determine whether a candidate is a good fit and recommend a candidate to the board. The committee will use the same process for evaluating all candidates, regardless of the source of the nomination.

The nominating committee will consider candidates recommended by shareholders. If you wish to propose a candidate, please forward the candidate’s name and a detailed description of the candidate’s background and qualifications, including all information relating to the candidate that would be required to be disclosed in the proxy statement, the candidate’s written consent to being considered as a nominee and to serving as a director if elected, your name and address, as they appear on the corporation’s shareholder records, and the class and number of shares of RCC that you own beneficially to:

Nominating Committee
Rural Cellular Corporation
3905 Dakota Street SW
P.O. Box 2000
Alexandria, MN 56308-2000

In order for an individual proposed by a shareholder to be considered by the nominating committee for recommendation as a board nominee at the 2005 Annual Meeting, the nominating committee must receive the proposal no later than 5 p.m. central time on December 10, 2004. Such proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Company). Shareholders submitting nominations are encouraged to submit them as early as possible in order to allow the nominating committee time to make an appropriate evaluation.

In addition, RCC’s bylaws permit shareholders to nominate directors at an annual meeting of the shareholders or at a special meeting at which directors are to be elected if they comply with the requirements set forth in our bylaws, a copy of which may be obtained from RCC at the above address. Our bylaws require, among other things, that the corporate secretary receive written notice of a proposed nomination for the 2005 Annual Meeting no later than March 30, 2005, and that the notice contain the information outlined above.

Shareholder Communications with the Board

Shareholders who wish to do so may communicate directly with our Board, or any one or more of the members of our Board, by writing to the following address:

Board of Directors
Rural Cellular Corporation
3905 Dakota Street SW
P.O. Box 2000
Alexandria, MN 56308-2000

If a shareholder wishes to communicate with a specific committee, such submission may be addressed to the chair of the committee.

Compensation of Directors

Directors’ Fees. Each of our nonemployee directors is paid an annual fee of $20,000. In addition, each nonemployee director is paid $1,000 for each Board meeting attended in person, $500 for each committee meeting attended in person, and $350 for each Board meeting and committee meeting attended via telephone conference and is reimbursed for travel and other expenses incurred in attending meetings and serving as a director. Total fees paid to all nonemployee directors as a group for services rendered during 2003 were $214,650.

Directors’ Stock Option Plan. Directors who are not employees are eligible for options under RCC’s Stock Option Plan for Nonemployee Directors. The plan provides that all nonemployee directors serving as of the day following an annual meeting will be granted options to purchase 5,250 shares of Class A Common Stock on that date. Pursuant to the plan, nonemployee directors serving as of the day following the 2003 annual meeting were granted options to purchase an aggregate of 36,750 shares of Class A Common Stock at $1.25 per share.

Section 16 Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require RCC’s officers, directors, and holders of 10% or more of our outstanding common stock to file certain reports with the Securities and Exchange Commission. To our best knowledge, based solely on information provided to us by the reporting individuals, all of the reports required to be filed by these individuals were timely filed.

ITEM NO. 2

RATIFICATION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITORS

Deloitte & Touche LLP (“DT”) has served as our independent auditors since June 2002. The Audit Committee of the Board of Directors has considered the qualifications and experience of DT and, based upon the recommendation of the Audit Committee, the Board of Directors has appointed DT as independent auditors for the current fiscal year, which ends December 31, 2004 (“Fiscal 2004”).

Representatives of DT are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. The affirmative vote of a majority of the combined voting power of the shares of common stock present and voting on such matter is required for ratification of the appointment of DT as our independent auditors.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as RCC’s independent auditor for fiscal 2004. Your proxy will be so voted unless you specify otherwise.

Report of Audit Committee

The Audit Committee of the Board of Directors is comprised of four nonemployee directors. The members of the Audit Committee during fiscal 2003 were: Don Swenson (Chair), John Hunt, Marvin C. Nicolai, and George M. Revering. All members are independent as defined in the rules of The Nasdaq Stock Market. In addition, the Board of Directors has determined that John Hunt is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission.

The Audit Committee held four meetings during fiscal 2003. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, and Deloitte & Touche LLP, our independent public accountants.

The Audit Committee reviewed and discussed the audited financial statements for fiscal 2003 with management and representatives of Deloitte & Touche LLP.

The Committee’s discussions with Deloitte & Touche LLP included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter regarding their independence as required by the Independence Standards Board Standard No. 1. This information was discussed with the auditors. The Audit Committee also considered whether the provision by Deloitte & Touche LLP of services other than audit services is compatible with the auditors’ independence.

Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2003 be included in our annual report on Form 10-K.

Don Swenson, Chair	John Hunt	Marvin C. Nicolai	George M. Revering

Members of the Audit Committee

Principal Accountant Fees and Services

The following is a summary of the fees billed to RCC by DT for professional services rendered for the fiscal years ended December 31, 2003, and December 31, 2002:

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees
Audit Fees	$422,300	$335,000	*
Audit-Related Fees	55,000	25,000
Tax Fees	89,360	67,805
All Other Fees	—	—

Total Fees	$566,660	$427,805

*Includes fees of $135,000 for re-audit of fiscal 2001.

     Audit Fees. Consists of fees billed for professional services rendered for the audit of RCC’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by DT in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of RCC’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consolidations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense, and acquisitions and divestitures.

     All Other Fees. Consists of fees for products and services other than the services reported above.

In addition, in 2002 RCC paid its former accountants, Arthur Andersen LLP, $10,000 for review of the first quarter Report on Form 10-Q and $149,558 for services in connection with a securities offering in January 2002.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All services provided by our independent auditor, DT, are subject to pre-approval by our Audit Committee. The Audit Committee has authorized the Chair of the Committee to approve services by DT in the event there is a need for such approval prior to the next full Audit Committee meeting. However, a full report of any such interim approval must be given at the next Audit Committee meeting. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) must receive: (i) a detailed description of the proposed service; (ii) a statement from management as to why they believe DT is best qualified to perform the service; and (iii) an estimate of the fees to be incurred. Before granting any approval, the Audit Committee (or the committee Chair, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on DT’s independence.

Change in Independent Auditors

On June 10, 2002, we dismissed our independent auditors, Arthur Andersen LLP (“Andersen”), and engaged DT to serve as our new independent auditors for the fiscal year ended December 31, 2002. The dismissal of Andersen and the engagement of DT were recommended by our Audit Committee and approved by our Board of Directors.

Andersen’s reports on our consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through June 10, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years; and there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. A copy of Andersen’s letter, dated June 10, 2002 and addressed to the Securities and Exchange Commission, stating its agreement with statements contained in such disclosures, was filed as an exhibit to our Report on Form 8-K dated June 10, 2002.

During the years ended December 31, 2001 and 2000 and through June 10, 2002, we did not consult DT with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with regard to compensation paid to our Chief Executive Officer and to each other executive officer whose total annual salary and bonus for fiscal 2003 exceeded $100,000 (the “Named Executive Officers”).

				Long-Term
		Annual Compensation		Compensation
				Awards	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Options	Compensation(1)
Richard P. Ekstrand	2003	$508,000	$535,093	80,000	$20,028	(2)
President and Chief Executive Officer	2002	490,000	467,614	80,000	19,129
	2001	490,000	230,300	109,193	15,524

Wesley E. Schultz	2003	$394,000	$337,789	60,000	$14,781	(3)
Executive Vice President and Chief	2002	380,000	292,719	60,000	14,695
Financial Officer	2001	380,000	161,120	76,485	12,847

Ann K. Newhall	2003	$394,000	$337,789	60,000	$14,789	(4)
Executive Vice President and Chief	2002	380,000	292,719	60,000	13,418
Operating Officer	2001	380,000	118,560	76,485	12,847

David J. Del Zoppo	2003	$166,000	$62,051	5,000	$4,506
Vice President Finance and	2002	160,000	31,391	10,000	4,142
Accounting	2001	160,000	26,194	12,614	3,978

(1)	Except as otherwise indicated, for all years, All Other Compensation consists of RCC’s contributions on behalf of each Named Executive Officer to RCC’s 401(k) Plan and to the deferred compensation plan.

(2)	Includes RCC’s matching contribution to the 401(k) Plan of $6,000 and our matching contribution to the deferred compensation plan of $14,028.

(3)	Includes RCC’s matching contribution to the 401(k) Plan of $6,000 and our matching contribution to the deferred compensation plan of $8,781.

(4)	Includes RCC’s matching contribution to the 401(k) Plan of $6,000 and our matching contribution to the deferred compensation plan of $8,781.

Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted to the Named Executive Officers during the 2003 fiscal year.

	Individual Grants
			Percent of			Potential Realizable Value
			Total			at Assumed Annual Rates
		Number of	Options			of Stock Price
		Shares	Granted to			Appreciation
		Underlying	Employees in	Exercise		for Option Term (3)
	Grant	Options	Fiscal	Price	Expiration
Name	Date	Granted (1)(2)	Year	($/Share)	Date	5%	10%
Richard P. Ekstrand	05/16/03	80,000	23.7%	$1.25	05/16/13	$55,133	$135,795
Wesley E. Schultz	05/16/03	60,000	17.8	1.25	05/16/03	41,350	101,846
Ann K. Newhall	05/16/03	60,000	17.8	1.25	05/16/03	41,350	101,846
David J. Del Zoppo	05/16/03	5,000	1.5	1.25	05/16/03	3,446	8,487

(1)	The number indicated is the number of shares of Class A Common Stock that can be acquired upon the exercise of options. Rural Cellular has not granted any stock appreciation rights.

(2)	Each is an incentive stock option, which becomes exercisable in five equal annual installments beginning May 16, 2004.

(3)	The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices. We believe that future stock appreciation, if any, is unpredictable, and we are not aware of any formula that will determine with any reasonable accuracy the present value of stock options. No gain to optionees is possible without an appreciation in stock prices, and any increase will benefit all shareholders commensurately. There can be no assurance that the amounts reflected in this table will be achieved.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides information relating to option exercises during fiscal 2003 and the number and value of shares of Class A Common Stock subject to options held by the Named Executive Officers as of December 31, 2003.

			Number of Shares
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at Fiscal Year-End (1)		at Fiscal Year-End (2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard P. Ekstrand	—	—	248,743	197,000	$73,280	$829,120
Wesley E. Schultz	—	—	181,485	146,500	$54,960	$621,840
Ann K. Newhall	—	—	123,485	158,000	$54,960	$621,840
David J. Del Zoppo	—	—	33,614	19,000	$9,160	$70,140

(1)	Rural Cellular has not granted any stock appreciation rights.

(2)	Value is calculated as the difference between the closing price of Class A Common Stock on December 31, 2003 ($7.95) and the related option exercise price multiplied by the number of shares underlying the option (assuming the option exercise price is higher than the closing price).

Employment Agreements/Change in Control Provisions

RCC has entered into employment agreements with Messrs. Ekstrand and Schultz and Ms. Newhall. Each agreement prohibits the individual from engaging in any activity competitive with our business or contacting our customers or employees for that purpose for a period of one year (for Mr. Ekstrand) or six months (for Mr. Schultz and Ms. Newhall) following termination of employment. The employment agreements, which were entered into in January 1999, provide for an initial term ending December 31, 2001 and, unless RCC or the executive gives notice otherwise, are automatically renewed each year for an additional one-year period, so that the remaining term of employment is never less than two years. Each agreement may be terminated at any time by either the individual or us. If any of the agreements is terminated at any time by us for other than “just cause” (as defined in the employment agreements), we are obligated to continue payment of salary and other benefits for the remainder of the term of the agreement. The employment agreements provide for annual base salaries plus increases as may be determined from time to time, but at least annually.

In the event any of these individuals is terminated for other than just cause or terminates his or her employment for “good reason” (as defined in the employment agreements), within 24 months following a change in control of RCC, he or she will be entitled to receive compensation in an amount equal to 2.99 times his or her “base amount” of compensation (as defined in Section 280G(b)(3) of the Internal Revenue Code), or, if our EBITDA margins for the three immediately preceding years have averaged 30% or greater, an amount equal to 2.99 times the sum of his or her highest annual base salary as in effect during the period from twelve months prior to the change in control until the date of termination and the highest annual incentive payment to that individual for any fiscal year that ended during the period beginning twelve months prior to the date of the change in control until the date of termination. In addition, the individual will be entitled to continue to participate in our group medical, dental, life, and disability plans on the same basis as he or she participated immediately prior to termination for a period of eighteen months following the date of termination. The individual shall be responsible for payment of premiums to the same extent as prior to termination, and we will reimburse the individual for any amount by which the premium exceeds the amount for which the individual was responsible at the time of termination. If the individual obtains substantially equivalent coverage or benefits from another source, we will have no further obligation for these benefits.

We have also entered into a change in control agreement with Mr. Del Zoppo providing that in the event he is terminated for other than “just cause” or terminates his employment for “good reason” (each as defined in the agreement), within 24 months following a change in control of RCC, he will be entitled to receive compensation in an amount equal to 100% of the sum of his highest annual base salary as in effect during the period beginning twelve months prior to the change in control until the date of termination and the highest annual incentive payment to him for the period beginning twelve months prior to the change in control until the date of termination. In addition, he will be entitled to continue to participate in our group medical, dental, life, and disability plans on the same basis as he participated immediately prior to termination for a period of six months following the date of termination. He shall be responsible for payment of premiums to the same extent as prior to termination, and we will reimburse him for any amount by which the premium exceeds the amount for which he was responsible at the time of termination. If he obtains substantially equivalent coverage or benefits from another source, we will have no further obligation for these benefits.

In addition, in the event of a change in control, any award granted under our 1995 Stock Compensation Plan will become fully vested and exercisable.

A change in control occurs when

•	the majority of our directors are not persons whose election was solicited by our board or who were appointed by our Board,

•	any person or group of persons acquires 30% or more of our outstanding voting stock, or

•	the shareholders approve a liquidation, or dissolution, or specified mergers or consolidations or exchanges of shares, or dispositions of substantially all of our assets.

Deferred Compensation Plan

We have adopted a deferred compensation plan, which permits designated key employees to defer between 5% and 100% of his or her compensation during any plan year. In fiscal 2003, Messrs. Ekstrand and Schultz and Ms. Newhall were eligible to participate in the deferred compensation plan. The purpose of the deferred compensation plan is to allow the individual to defer amounts in addition to the amounts permitted under the tax rules for contributions to 401(k) plans. Under the terms of the plan, RCC is required to make a matching contribution in an amount equal to 50% of the individual’s deferred amount, but only to the extent the deferred amount, when added to any amounts contributed by the individual to our 401(k) plan, does not exceed 6% of the individual’s compensation. The matching contribution is made in the discretion of RCC at the end of the year and is contingent upon reaching established financial goals.

Payment of benefits from the deferred compensation plan is to be made upon termination of the participant’s employment. In the event of the participant’s death, the balance in the participant’s account is to be paid to the participant’s beneficiary. Payment may be made by lump sum or in up to ten annual installments, as elected by the participant.

Report of Compensation Committee

Overview and Philosophy. The Compensation Committee of the Board is composed entirely of nonemployee directors. The members of the Compensation Committee during 2003 were Paul J. Finnegan (Chair), Marvin C. Nicolai, and George W. Wikstrom. The Compensation Committee’s duties include consideration of and recommendation to the Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies.

The objectives of RCC’s executive compensation program are:

•	to attract and retain superior talent and reward individual performance;

•	to support the achievement of financial and strategic goals; and

•	through stock-based compensation, align the executive officers’ interest with the success of RCC.

Our executive compensation program strives to be competitive with the compensation programs of comparable wireless telecommunications companies. In that respect, we compare RCC to companies similar in size within the wireless telecommunications industry. These may include companies in the peer group described below under “Stock Performance Graph,” but nonpublic companies similar in size to RCC are also included. In comparing RCC to these companies, we rely upon salary survey data developed and published by external sources, including the Cellular Telecommunications Internet Association and a compensation consulting firm.

The Compensation Committee periodically conducts a review of our executive compensation programs to ensure that the programs are meeting the objectives listed above. In that review, the Committee considers data submitted by management and external data, including the data referred to in the preceding paragraph, and additional input from the consultant.

Compensation for our executives has three components: base salary, incentive bonuses, and stock-based compensation. The Compensation Committee recommends executive compensation at levels which, in its judgment, are warranted by external, internal and individual circumstances.

Base Salary. In making recommendations to the Board of Directors regarding an individual’s base salary, the Compensation Committee considers the compensation levels of similar positions at comparable companies, the responsibilities and performance of the individual executive officer, and RCC’s recent financial performance.

Generally, salary determinations are made prior to the beginning of each calendar year based upon evaluations and recommendations made by the Chief Executive Officer. The Chief Executive Officer provides the Compensation Committee with a performance appraisal for each other executive officer that assesses the individual’s performance in the following areas: accountabilities of the position, individual goals and objectives, special projects and assignments, and management skills and the achievement of an annual training/development plan. A salary recommendation is made based upon the individual’s overall performance assessment and where the individual’s salary falls within the range of salaries for similar positions at comparable companies within the industry. Salary determinations for newly hired executive officers are made prior to an offer of employment and are based upon the individual’s prior experience, anticipated contribution to RCC, and the range of salaries for similar positions at comparable companies within the industry.

For fiscal 2003, base salaries of our Named Executive Officers increased by approximately 4%. This decision was made after analysis of the state of the national economy, the low inflation rate, and the downturn in the wireless industry as a whole.

Incentive Bonuses. Each executive officer is eligible to receive a cash bonus at the end of the fiscal year based upon RCC’s financial performance and the officer’s achievement of specified individual goals. The purpose of this annual cash incentive program is to provide a direct financial incentive to the executive officers to meet or exceed financial and other market-based performance objectives.

Potential bonus awards for executive officers are determined at the beginning of each fiscal year. For fiscal 2003, each Named Executive Officer’s potential annual bonus (in target amounts ranging from 35% to 100% of the individual’s base salary with possible increase if the goals were exceeded) was based on attainment of certain financial goals as reflected in RCC’s fiscal 2003 budget and specified individual goals. For fiscal 2003, Named Executive Officers received annual bonuses of between 37% and 105% of base salary.

Stock-based Compensation. To date, stock options have been the principal vehicle used by RCC for the payment of long-term compensation and to provide a stock-based incentive to executives to improve RCC’s financial performance. In the future, RCC intends also to use restricted stock awards. The objective of stock-based compensation is to assist in the recruitment, motivation, and retention of key professional and managerial personnel as well as to reward eligible employees for outstanding performance.

Such compensation is designed to align the interest of RCC’s executives with those of shareholders by encouraging executives to enhance the value of RCC and, hence, the price of the Class A Common Stock and return to shareholders. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with RCC.

In 2003, stock options to purchase in the aggregate 205,000 shares of Class A Common Stock were granted to the Named Executive Officers. The grants were based on the individual’s actual and/or potential contributions to RCC. The exercise price for the options was equal to the market price of the Class A Common Stock on the date of grant. Accordingly, an executive receiving an option is rewarded only if the market price of our Class A Common Stock appreciates. Stock options are recommended by the Compensation Committee and authorized by the Board of Directors. We may periodically grant new options to these individuals to provide continuing incentives for future performance.

Chief Executive Officer’s Compensation. The Compensation Committee determines Mr. Ekstrand’s compensation package in accordance with the methodology described above. In evaluating and setting the Chief Executive Officer’s target annual compensation, the committee reviews RCC’s business and financial performance, considering such factors as sales, earnings, customer growth, and market share, as well as RCC’s progress with respect to its long-term goals and strategies. The committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon a consideration of all of these factors.

For fiscal 2003, the Compensation Committee recommended that the Chief Executive Officer’s salary be increased to $508,000, approximately 4%, based upon its evaluation of the state of the national economy, the low inflation rate, and the downturn in the wireless industry as a whole.

Mr. Ekstrand received an annual bonus for fiscal 2003 of $535,093, based on the achievement of certain financial and individual goals. In 2003 Mr. Ekstrand was granted options to purchase 80,000 shares at $1.25 per share.

Other Information. In 1993, Section 162(m) of the Internal Revenue Code was adopted which, beginning in 1994, imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Compensation Committee considered the impact of this limitation on RCC and determined that it would be in the best interests of RCC to preserve the tax deduction for compensation paid to the chief executive officer and other Named Executive Officers as much as possible consistent with RCC’s executive compensation program. Accordingly, based on the recommendation of the Compensation Committee, we have adopted a management incentive plan, which was approved by the shareholders, in order to meet the requirements of Section 162(m). A portion of the incentive compensation for the Named Executive Officers is determined in accordance with the terms of the management incentive plan.

Paul J. Finnegan, Chair	Marvin C. Nicolai	George W. Wikstrom

Members of the Compensation Committee

Stock Performance Graph

The following graph compares the cumulative total shareholder return on our common stock for the period beginning December 31, 1998 through December 31, 2003, with the cumulative total returns of the Standard & Poor’s Corporation (“S&P”) 500 Stock Index, and a peer group index consisting of nine publicly held wireless companies. The comparison assumes $100 was invested in our common stock and in each index at the beginning of the comparison period and reinvestment of dividends.

Our peer group consists of Alltel Corporation, AT&T Wireless Services, Inc., Centennial Communications Corp., Dobson Communications Corporation, Leap Wireless International, Inc., Sprint Corp. PCS Group, Triton PCS Holdings, Inc., United States Cellular Corporation, and Western Wireless Corporation.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG RURAL CELLULAR CORPORATION, THE S & P 500 INDEX
AND A PEER GROUP

	Cumulative Total Return
	12/98	12/99	12/2000	12/2001	12/2002	12/2003
RURAL CELLULAR CORPORATION	100.00	861.90	282.14	211.90	8.10	75.71
S & P500	100.00	121.04	110.02	96.95	75.52	97.18
PEER GROUP	100.00	266.33	146.25	145.13	61.89	76.06

CERTAIN TRANSACTIONS

Rural Cellular Corporation and our security holders and their respective affiliates engage in a variety of transactions between or among each other in the ordinary course of their respective businesses. As a general rule, we have not retained an independent third party to evaluate these transactions, and there has been no independent committee of our Board of Directors to evaluate these transactions. Notwithstanding this fact, we believe that the terms and conditions of these transactions, including the fees or other amounts paid by us, were established through arm’s-length negotiations which adequately took into account transactions of a similar nature entered into by us with unaffiliated third parties and/or market transactions of a similar nature entered into by unaffiliated third parties. There can be no assurance that we could not have obtained more favorable terms from an unaffiliated third party. In accordance with rules of The Nasdaq Stock Market, in the future, such transactions will be reviewed and approved by the audit committee.

Transactions with Security Holders

We have entered into various arrangements with our shareholders or their affiliates. Arrangements involving shareholders or their affiliates that beneficially own more than 5% of any class of our stock and in which total payments for all of these arrangements exceeded $60,000 in fiscal 2003 are described below. Except as may be otherwise indicated below, we anticipate that amounts paid or earned in 2004 will be similar to the 2003 amounts.

Leases, Transmission Services, and Agency Agreements. We have arrangements with several of our shareholders for leasing cell sites and using telephone lines for transmission between cell sites and the switch serving our cellular network. We currently lease office space in Detroit Lakes, Minnesota, from an affiliate of Arvig Enterprises, Inc. In addition, several of our shareholders and their affiliates serve as agents for the sale of our cellular and paging services.

•	During 2003, we paid $723,050 to Arvig Enterprises, Inc. and its affiliates for all services. Arvig Enterprises, Inc. is the beneficial owner of more than 5% of our outstanding Class B Common Stock. Don C. Swenson, one of our directors, chairman of our audit committee, and former member of our compensation committee, serves as a director of Arvig Enterprises, Inc. and had served as director of operations for Arvig Communications, Inc., an affiliate of Arvig Enterprises, Inc., from 1981 until his retirement in 2001.

•	During 2003, we paid $333,062 to Paul Bunyan Rural Telephone Cooperative and its affiliates, which beneficially own more than 5% of our outstanding Class B Common Stock, for all services. Jeffrey S. Gilbert, one of our directors until his resignation in December 2002, is general manager of Northern Communications, Inc., a subsidiary of Paul Bunyan, and assistant manager of Paul Bunyan.

•	During 2003, we paid $147,989 to Garden Valley Telephone Co. and its affiliates, which beneficially own more than 5% of our outstanding Class B Common Stock, for all services.

Roaming Arrangements. We have roaming agreements with United States Cellular Corporation, a subsidiary of Telephone & Data Systems, Inc. Affiliates of Telephone & Data Systems, Inc. beneficially own, in the aggregate, more than 5% of our Class A and Class B Common Stock. Under the roaming agreements, we pay for service provided to our customers in areas served by United States Cellular Corporation and receive payment for service provided to customers of United States Cellular Corporation in our cellular service areas. We negotiated the rates of reimbursement with United States Cellular Corporation, and the rates reflect those charged by all carriers. Roaming charges are passed through to the customer. During 2003, charges to our customers for services provided by United States Cellular Corporation totaled $1,923,274, and charges by us to customers of United States Cellular Corporation totaled $5,530,672.

Cellular and Paging Service and Equipment. Several of our shareholders are customers for our cellular and paging services and, in connection therewith, also purchase or lease cellular telephones and pagers from us. During 2003, Arvig Enterprises, Inc. and its affiliates were billed $140,325, Paul Bunyan and its affiliates were billed $67,327, and Garden Valley Telephone Co. was billed $28,103 for these services and equipment.

Employment with RCC. Two adult sons of George M. Revering, one of our directors and a member of our audit committee, are employed by us. These individuals were compensated, in the aggregate, $99,277 in 2003. Neither serves as an executive officer, and neither lives in the same household as Mr. Revering.

OTHER MATTERS

The Board of Directors is not aware that any matter other than those described in the Notice will be presented for action at the annual meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the proxied shares in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Our 2005 Annual Meeting of Shareholders is expected to be held on or about May 19, 2005, and proxy materials in connection with that meeting are expected to be mailed on or about April 9, 2005. In order to be included in our proxy materials for the 2005 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by us on or before December 10, 2004.

Under our bylaws, for business to be properly brought before the 2005 Annual Meeting, a shareholder must give notice in writing to the Secretary of RCC no later than March 30, 2005. Any proposal not submitted by such date will not be considered at the 2005 Annual Meeting.

In addition, pursuant to Rule 14a-4 under the Exchange Act, if we receive notice of a proposal on or after March 30, 2005, under Rule 14a-4, the persons named in the proxy solicited by our Board of Directors for the 2005 Annual Meeting may exercise discretionary voting power with respect to such proposal.

COPIES OF REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, accompanies the Notice of Annual Meeting and Proxy Statement.

It is important that Proxies be returned promptly. Shareholders are urged to sign, date, and forward the Proxy by return mail.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ann K. Newhall
Ann K. Newhall
Secretary

APPENDIX I

RURAL CELLULAR CORPORATION

AUDIT COMMITTEE CHARTER

I.	PURPOSE

     The primary function of the Audit Committee (the “Committee”) is to provide independent review with respect to the Corporation’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting and tax compliance. Consistent with this function, the Committee endeavors to encourage continuous improvement of, and foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants.

•	Evaluate the Corporation’s quarterly financial statements as well as compliance with related laws and regulations.

•	Oversee management’s establishment and enforcement of financial policies and practices.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

     Section IV of this Charter sets forth more specifically the responsibilities and duties of the Committee. The Committee may, in its discretion, also review reports from management on other finance, legal and administrative issues and undertake other tasks to the extent that it deems appropriate or necessary.

     The Committee is also empowered to serve as the Corporation’s “qualified legal compliance committee” under Section 307 of the Sarbanes-Oxley Act of 2002. The responsibilities and duties of the Committee in serving that function are outlined under Section V.

II.	COMPOSITION

     The Committee shall be comprised of at least three directors as determined by the Board, each of whom shall be “independent,” as required under federal securities laws and regulations and the rules of The Nasdaq Stock Market, as they may be in effect from time to time, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The rules of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc., as in effect as of the date of adoption of this Charter, are attached hereto as an Appendix.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, and at least one member of the Committee shall qualify as a “financial expert” as defined from time to time under the federal securities laws and regulations and the rules of The Nasdaq Stock Market.

     The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board. Each member of the Committee shall serve until the next annual organizational meeting of the Board or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

     The Committee shall hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Committee. As part of its effort to foster open communication, the Committee shall meet annually (or more frequently as it deems appropriate) with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with Item IV.4, below. The Committee shall report its activities to the Board at each Board meeting.

IV.	RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

1.	Review this Charter periodically, at least annually, and update as conditions dictate. Submit the Charter to the Board of Directors for approval and have the Charter published at least every three years in the Corporation’s proxy statement.

2.	Review the Corporation’s quarterly financial statements and any other reports or financial information deemed appropriate by the Committee, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review the annual internal management reports prepared by the independent auditors and management’s response to such reports.

4.	Review with financial management of the Corporation its Reports on Form 10-Q and Form 10-K prior to filing. The Chair of the Committee or the designated financial expert may represent the entire Committee for the purposes of this review.

5.	Prepare a report to be included in the Corporation’s proxy statement for each annual meeting that discloses whether the Committee has reviewed the financial statements with management and discussed Statement on Auditing Standards No. 61 (Communicating with Audit Committees) and Independence Standards Board Standard No. 1 (Auditor Independence) with the independent accountants and if it has recommended to the Board of Directors that the audited financial statements be included in the Form 10-K.

Control Processes

6.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

7.	Establish regular and separate systems of reporting to the Committee by management and the independent accountants regarding management’s preparation of the financial statements.

8.	Review the disclosures made by the Corporation’s principal executive officer and principal financial officer regarding compliance with their certification requirements under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Corporation’s internal controls for financial reporting and disclosure controls and procedures.

9.	Review with management and the independent accountants at the completion of the annual examination:

•	The Corporation’s annual financial statements and related footnotes.

•	The independent accountants’ audit of the financial statements and their report thereon.

•	Any significant changes required in the independent accountants’ audit plan.

•	Any serious difficulties or disputes with management encountered during the course of the audit.

•	The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details of material accruals and reserves.

•	Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards.

10.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

11.	Make and approve recommendations to change or improve the Corporation’s financial and accounting practices and evaluate their implementation.

Independent Accountants

12.	Recognizing that the independent accountants are ultimately accountable to the Committee and the Board of Directors, select the Corporation’s independent accountants, considering their independence and effectiveness. The Committee has the sole authority to retain and terminate the independent accountants of the Corporation, including sole authority to approve all audit engagement fees and terms and all non-audit services to be provided by the independent accountants. The Committee must pre-approve all non-audit services to be provided by the Corporation’s independent accountants. The Committee may, from time to time, delegate its authority to approve non-audit services on a preliminary basis to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.

13.	On an annual basis, receive from the independent accountants a formal written statement regarding the independent accountants’ independence and review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

14.	Review the performance of the independent accountants and discharge the independent accountants when circumstances warrant.

15.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

16.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

Miscellaneous

17.	Oversee the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Corporate Code of Business Conduct and Financial Code of Ethics and receive reports from management.

18.	Establish procedures for:

•	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

19.	Ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

20.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws, and governing laws as the Committee or the Board deems necessary or appropriate.

21.	Review policies and procedures with respect to transactions between the Corporation and its officers and directors, or affiliates of officers or directors, and approve any such transactions.

     The Committee shall have the power to hire independent legal, financial or other advisers as it may deem necessary to carry out its duties, without the need to obtain the prior approval of the Board or any officer of the Corporation.

     The Corporation shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation and to any advisers employed by the Committee pursuant to the preceding paragraph.

     While the Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

V.	QUALIFIED LEGAL COMPLIANCE COMMITTEE

     In serving as the Corporation’s qualified legal compliance committee, the Committee’s duties shall include:

•	Receiving reports of evidence of material violations of securities law or breach of fiduciary duty or similar violation by the Corporation or any of its officers, directors, employees, or agents;

•	Notifying the Corporation’s chief legal officer and chief executive officer regarding any such report (unless the Committee determines that such notice is futile);

•	Determining if an investigation is necessary and, if so, notifying the Board and initiating the investigation;

•	After investigation, determining (by majority vote) whether to recommend that the Corporation implement an appropriate response and informing the chief legal officer, chief executive officer, and Board of the results of the investigation and the appropriate remedial measures;

•	Taking all other appropriate action, including notifying the Securities and Exchange Commission if the Corporation fails to implement the recommended action.

     Investigations may be conducted by the chief legal officer or outside counsel, at the discretion of the Committee. To assist it in performing its duties, the Committee has the authority to retain expert personnel and outside counsel, without prior approval and, at the Corporation’s expense.

APPENDIX

I.	Nasdaq Stock Market Definition of “Independent Director”

     Rule 4200(a)(15) reads as follows:

     “Independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A)	a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

(B)	a director who accepted or who has a Family Member who accepted any payments from the company or any parent or subsidiary of the company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

(i)	compensation for board or board committee services;

(ii)	payments arising solely from investments in the company’s securities;

(iii)	compensation paid to a Family Member who is a non-executive employee of the company or a parent or subsidiary of the company;

(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(v)	loans permitted under Section 13(k) of the [Securities Exchange] Act. Provided, however, that audit committee members are subject to additional, more stringent requirements under Rule 4350(d).

(C)	a director who is Family Member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer;

(D)	a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in the company’s securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.

(E)	a director of the listed company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed company serve on the compensation committee of such other entity; or

(F)	a director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

(G)	In the case of an investment company, in lieu of paragraphs (A)-(F), a director who is an “interested person” of the company as defined in section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the board of directors or any board committee.

Rule 4200(a)(14) defines a “Family Member” as a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

II.	Nasdaq Rules Regarding Composition of Audit Committee

     Rule 4350(d)(2) provides that a company shall have an audit committee of at least three members, each of whom must:

(i)	be independent as defined under Rule 4200(a)(15);

(ii)	meet the criteria for independence set forth in Rule 10A-3(b)(1) under the [Securities Exchange] Act (subject to the exemptions provided in Rule 10A-3(c));

(iii)	not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years; and

(iv)	be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally, [a listed company] must certify that it has, and will continue to have, at least one member of the audit committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III.	Securities and Exchange Commission Rule Regarding Independence of Audit Committee Members

Rule 10A-3(b)(1) requires that each member of the audit committee of a listed company must be a member of the board of directors of the company and must otherwise be independent as defined below:

(ii)	Independence Requirements for Non-Investment Company Issuers. In order to be considered to be independent for purposes of this paragraph (b)(1), a member of an audit committee of a listed issuer that is not an investment company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

(A)	Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

(B)	Be an affiliated person of the issuer or any subsidiary thereof.

Under Rule 10A-3(e)(8), indirect acceptance of any consulting, advisory, or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions, who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the issuer or any subsidiary of the issuer.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 18, 2004

10:00 a.m.
Holiday Inn of Alexandria
5637 Hwy 29 South
Alexandria, Minnesota

Rural Cellular Corporation P. O. Box 2000 Alexandria, Minnesota 56308-2000	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2004.

The shares of Class A Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” the election of all nominees as directors and “FOR” Item No. 2.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Ann K. Newhall, and each of them, with full power of substitution, to vote your shares of Class A Common Stock on the matters shown on the reverse side and on any other matters that may come before the Annual Meeting and all adjournments thereof.

See reverse side for voting instructions.

COMPANY #

There are two ways to vote your Proxy

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/rccc/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Monday, May 17, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rural Cellular Corporation, c/o Shareowner Services sm, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet, please do not mail your Proxy Card

¯  Please detach here  ¯

1.	ELECTION OF TWO DIRECTORS (CLASS I) TO SERVE A TERM OF THREE YEARS:

01 Marvin C. Nicolai	02 Wesley E. Schultz

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2.	APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY’S 2004 FISCAL YEAR

I Plan to Attend the Meeting ☐

☐	FOR all nominees	☐	WITHHOLD AUTHORITY
	listed (except as marked		to vote for all nominees listed
to the contrary below):

☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH NOMINEE LISTED ABOVE AND FOR PROPOSAL NO. 2.

Address Change? Mark Box ☐      Indicate changes below:

Date

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 18, 2004
10:00 a.m.

Holiday Inn of Alexandria
5637 Hwy 29 South
Alexandria, Minnesota

Rural Cellular Corporation P. O. Box 2000 Alexandria, Minnesota 56308-2000	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2004.

The shares of Class B Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” the election of all nominees as directors and “FOR” Item No. 2.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Ann K. Newhall, and each of them, with full power of substitution, to vote your shares of Class B Common Stock on the matters shown on the reverse side and on any other matters that may come before the Annual Meeting and all adjournments thereof.

See reverse side for voting instructions.

COMPANY #

There are two ways to vote your Proxy

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/rccc/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Monday, May 17, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rural Cellular Corporation c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet, please do not mail your Proxy Card

¯  Please detach here  ¯

1.	ELECTION OF TWO DIRECTORS (CLASS I) TO SERVE A TERM OF THREE YEARS:

01 Marvin C. Nicolai	02 Wesley E. Schultz

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2.	APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY’S 2004 FISCAL YEAR

I Plan to Attend the Meeting ☐

☐	FOR all nominees listed (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed

☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, FOR EACH NOMINEE LISTED ABOVE AND FOR PROPOSAL NO. 2.

Address Change? Mark Box ☐       Indicate changes below:

Date

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)